CENTRAL ENERGY, LP

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT IS UTILIZED FOR THE PRIVATE OFFERING OF LIMITED PARTNERSHIP INTERESTS IN CENTRAL ENERGY, LP.  THIS SUBSCRIPTION AGREEMENT MAY BE USED ONLY BY INVESTORS THAT ARE "ACCREDITED INVESTORS" WITHIN THE MEANING GIVEN TO SUCH TERM IN REGULATION D UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

Contents of this Subscription Agreement

Directions for the Completion of the Subscription AGREEMENT		1

Subscription Agreement		4

1.	Subscription	4

2.	Certain Acknowledgments and Agreements of the Investor	5

3.	Representations and Warranties	6

4.	Indemnity	9

5.	Payment of Subscription	9

6.	General	9

7.	Counterparts	9

8.	Amendments	9

9.	Notices	10

Appendix A	Investor Questionnaire	A-1

Appendix B	Internal Revenue Service Form W-9	B-1

i

CENTRAL ENERGY, LP

DIRECTIONS FOR THE COMPLETION OF THE SUBSCRIPTION AGREEMENT

Prospective investors must complete the entire Subscription Agreement in the manner described below.  For purposes hereof, the "Investor" is the person for whose account  the Class A Limited Partnership Interests and the Class B Limited Partnership Interests (collectively, the "Central LP Interests") in Central Energy, LP (the "Partnership") are being purchased.  The term “Interests” as used herein refers to the Central LP Interests being purchased by Investor hereunder and additionally refers to the Rio Vista LP Interests and the Rio Vista GP Interests which will be distributed to Investor under the provisions of Paragraph 15 of the Partnership Agreement (as hereinafter defined) of the Partnership.  Another person with investment authority may execute the Subscription Agreement on behalf of the Investor, but should indicate the capacity in which it is doing so and the name of the Investor.

1.	Subscription Agreement:

(a)	☐	Read the entire Subscription Agreement and complete the enclosed Payment Origination Certification Form and Investor Questionnaire.

(b)	☐	Enter the amount of the subscription for Interests on the signature page.

(c)	☐
Complete both sets of signature pages to this Subscription Agreement and the Partnership Agreement.  Note that by signing this Subscription Agreement, you will be agreeing to be, and upon acceptance of this Subscription Agreement shall be, bound as a Limited Partner by the terms, provisions and requirements applicable to Limited Partners as set forth in the Partnership Agreement (as defined in this Subscription Agreement), which is incorporated herein in its entirety.

(d)	☐	Please complete the Investor Questionnaire attached hereto as Appendix A.

(e)	☐	Please complete and return an Internal Revenue Service Form W-9 (available with instructions at http://www.irs.gov/instructions/iw9/ar02.html).

(f)	☐	Please return a completed and signed copy of this Subscription Agreement to the General Partner at the following address: Central Energy, LLC, 8105 N. Central Expwy., Suite 1525, Dallas, Texas 75206.

2.	Payment of Subscription:

The minimum subscription amount is $100,000 with subscription amounts to be in minimum increments of $100,000.  Each incremental $100,000 subscription will entitle the Investor to 100 Class A Limited Partnership Interests and 990 Class B Limited Partnership Interests, which will be exchangeable into 1,948 Rio Vista Energy Partners, LP General Partnership Units and 254,480 Rio Vista Energy Partners, LP Limited Partnership Units respectively, as reflected below:

$100,000 Investment

Central Energy, LP		Rio Vista Energy Partners, LP

Class B LP	Class A LP	LP Units	GP Units
990	100	254,480	1,948

Exchange Rate		257.05	19.48

Please enclose a check payable to "CENTRAL ENERGY, LP" with your subscription documents, or if you prefer, wire Partnerships in accordance with the instructions below:

Bank:	BBVA Compass

ABA Routing Transit Number:	111907445

Address:	8080 North Central Expressway
Dallas, Texas 75206

For Credit To Account Name:	Central Energy, LP

For Credit To Account Number:	2524178268

For Benefit Of (FBO) Account Name:	CENTRAL ENERGY, LP

Reference:
    [Subscriber's Legal Name]

Please indicate below the method by which the subscription amount will be paid:

☐      Check No.                     for $                         enclosed

☐      Wire transfer to be transmitted on                      for $                        .

If the subscription is not accepted, the subscription documents shall have no force or effect, and the subscription amount will be returned, without interest.

3.	Inquiries Related to the Subscription Agreements:

Inquiries related to subscription procedures should be directed to the General Partner by contacting Carter R. Montgomery at (214) 306-6924 or Imad Anbouba at (214) 378-5800.

CENTRAL ENERGY, LP

SUBSCRIPTION AGREEMENT

CENTRAL ENERGY, LP
c/o Central Energy, LLC
8105 N. Central Expwy., Suite 1525
Dallas, Texas 75206
Attention:	Carter R. Montgomery
Imad Anbouba

Ladies and Gentlemen:

This Subscription Agreement relates to the offering of Class A Limited Partnership Interests and Class B Limited Partnership Interests (collectively, the "Central LP Interests") of Central Energy, LP (the "Partnership"), a recently formed Delaware limited partnership.  Reference is made to the Confidential Private Offering Memorandum of the Partnership (the "Memorandum") and the limited partnership agreement of the Partnership (as amended or otherwise modified in accordance with its terms, the "Partnership Agreement").  By executing this Subscription Agreement, the undersigned investor (the "Investor"):  (a) agrees to be, and upon acceptance of this Subscription Agreement shall be, bound as a Limited Partner of the Partnership by the terms, provisions and requirements applicable to Limited Partners as set forth herein and in the Partnership Agreement and (b) acknowledges that it has read and understands the terms, provisions and requirements set forth herein and in the Partnership Agreement.  Capitalized terms used, but not defined, herein shall have the respective meanings given them in the Partnership Agreement.

1.	Subscription.

(a)           The Investor agrees to become a Limited Partner of the Partnership and in connection therewith subscribes for the Central LP Interests and agrees to make a capital contribution to the Partnership in the amount(s) set forth below, on the terms and conditions described herein and in the Partnership Agreement.

(b)           The Investor acknowledges and agrees that it is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the Investor hereunder and that such Subscription Agreement and any other agreements shall survive (i) changes in the transactions, documents and instruments described in the Memorandum and the Partnership Agreement that in the aggregate are not material or that are contemplated by, or made in accordance with, the Memorandum and the Partnership Agreement, as the case may be, and (ii) the death, disability or termination of the Investor; provided, however, that if the Partnership shall not have accepted this Subscription Agreement within 60 days from the date hereof, then this Subscription Agreement, all agreements of the Investor hereunder shall be cancelled or revoked and this Subscription Agreement will be returned to the Investor.

2.	Certain Acknowledgments and Agreements of the Investor.

The Investor understands, acknowledges and agrees that:

(a)           The subscription for the Interests contained herein may be accepted or rejected, in whole or in part, by the General Partner in its sole and absolute discretion.  No subscription shall be deemed accepted and the Investor shall not become a Limited Partner until the subscription has been accepted in writing and, if necessary, any subsequent acts including issuance of the Interests have been taken, which shall be deemed an acceptance of this Subscription Agreement by the Partnership for all purposes.

(b)           No U.S. federal or state authority has made any finding or determination as to the fairness for investment of the Interests and no federal or state authority has recommended or endorsed or will recommend or endorse this offering.

(c)           The Investor agrees to provide any additional documents and information that the General Partner reasonably requests, including, without limitation, information relevant to a determination of whether the Investor is an "accredited investor" within the meaning given to such term in Regulation D under the Securities Act and any information reasonably requested to verify the Investor's identity for purposes of complying with anti-money laundering and similar laws.

(d)           Other than as set forth herein, in the Memorandum, or in the Partnership Agreement, the Investor is not relying upon any other information, representation or warranty by the Partnership, and the Investor acknowledges and agrees that the Investor has not, in the Investor's decision to enter into this Subscription Agreement, relied upon any oral or written statement, representation, consideration or promise of any person or entity other than as expressly set forth within this Subscription Agreement, the Memorandum or the Partnership Agreement.

(e)           The Investor has consulted to the extent deemed appropriate by the Investor with the Investor's own advisors as to the financial, tax, legal and related matters concerning an investment in the Partnership and on that basis believes that an investment in the Interests is suitable and appropriate for the Investor.

(f)           The Investor is aware of and understands each of the risks and potential conflicts of interest inherent in an investment in the Partnership, including as set forth in the Memorandum.

(g)           The Investor understands and acknowledges that the Central LP Interests and the beneficial ownership thereof cannot be, directly or indirectly, assigned, sold, transferred, hypothecated or encumbered without the prior written consent of the General Partner.

3.	Representations and Warranties.

The Investor understands that the Interests are being sold in reliance upon the exemptions provided in the Securities Act and/or Regulation D promulgated thereunder for transactions involving limited offers and sales, and the Investor, for the Investor and for the Investor's heirs, personal representatives, successors and assigns, makes the following representations and warranties with the intent that the same may be relied upon in determining the suitability of the Investor as an investor in the Partnership.  The following representations and warranties shall survive the Subscription Date applicable to the Investor and will be deemed to be reaffirmed by the Investor at any time the Investor makes an additional purchase of the Interests.  The act of making such purchases will be evidence of such reaffirmation.

(a)           The Investor has received, read carefully, and understands the Partnership Agreement and has consulted its own attorney, accountant and/or investment advisor with respect to the investment contemplated hereby and its suitability for the Investor.  The Investor understands that SNR Denton US acts as U.S. counsel for the Partnership and the General Partner only and no attorney-client relationship exists with any other person by reason of such person making an investment in the Partnership or the Interests.  The Investor has received and reviewed all such other information of the Partnership, the Interests, the General Partner, Carter R. Montgomery and Imad Anbouba as the Investor or its representatives and advisors have requested.  Moreover, each Investor and prospective Investor (and each employee, representative or other agent of each such Investor and prospective Investor) may disclose to any and all persons, as necessary, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated hereby, provided, however, that no Investor or prospective Investor (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of such transactions (including the identity of any party and any information that could lead another to determine the identity of any party) or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

(b)           The Investor understands and acknowledges that (i) the Investor must bear the economic risk of its investment in the Interests until such time as the Investor ceases to be a limited partner in the Partnership and a holder of the Rio Vista LP Interests and the Rio Vista GP Interests; (ii) the Interests have not been registered under the Securities Act or any other securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and other securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act and other applicable laws or unless an exemption from such registration is available; (iii) the Investor is purchasing the Interests for investment purposes only for the account of the Investor and not with any view toward a resale or distribution thereof; (iv) the Investor is investing in the Partnership and the Interests as a common investment vehicle rather than as a means to facilitate the individual or separate investment decisions of the Investor or holders of interests in the Investor; (v) the Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Interests that the Investor hereby subscribes to purchase or any part thereof, and the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement; (vi) the Investor understands and agrees that the Central LP Interests cannot be sold or transferred without the prior written consent of the General Partner, (vii) there is no public market for the Interests and none is expected to develop; (viii) any disposition of the Interests may result in unfavorable tax consequences to the Investor; (ix) the Partnership does not have any obligation or intention to register the Interests for sale under the Securities Act or any state securities laws or of supplying the information which may be necessary to enable the Investor to sell Interests; and (x) the Investor has no right to require the registration of the Interests under the Securities Act or any other securities laws or other applicable securities regulations.

(c)           The Investor is knowledgeable and experienced in evaluating investments and experienced in financial and business matters and is capable of evaluating the merits and risks of investing in the Interests.  The Investor has evaluated the risks of investing in the Interests, and has determined that the Interests are a suitable investment for the Investor.  In evaluating the suitability of an investment in the Interests, the Investor has not relied upon any representations or other information (whether oral or written) other than as set forth herein, in the Memorandum, and in the Partnership Agreement, and independent investigations made by the Investor or representative(s) of the Investor.

(d)           The Investor can bear the economic risk of this investment and can afford a complete loss of its investment.  The aggregate amount of the investments of the Investor in, and its commitments to, all similar investments that are illiquid is reasonable in relation to its net worth.

(e)           The Partnership and the General Partner have made available to the Investor the opportunity to ask questions of and receive answers regarding the Partnership and the Interests and the terms and conditions of the offering, and to obtain any additional information necessary to evaluate this investment, to the extent that such information can be provided without unreasonable effort or expense, and all such questions, if asked, have been answered satisfactorily and all such documents, if examined, have been found to be fully satisfactory.

(f)            The Investor is aware and acknowledges that (i) the Partnership has no operating history prior to its launch; (ii) the Interests involve a substantial degree of risk of loss of the Investor's entire investment and there is no assurance of any income from such investment; (iii) any federal and/or state income tax benefits that may be available to the Investor may be lost through the adoption of new laws or regulations or changes to existing laws and regulations or differing interpretations of existing laws and regulations, in certain circumstances with retroactive effect; (iv) the Investor, in making this investment, is relying, if at all, solely upon the advice of such Investor's personal tax advisor with respect to the tax aspects of an investment in the Partnership and the Interests; and (v) because there are substantial restrictions on the transferability of the Interests it may not be possible for the Investor to liquidate such Investor's investment readily in any event, including in case of an emergency.

(g)           If the Investor is an individual, he or she is at least 21 years of age, has adequate means of providing for all of his or her current and foreseeable needs and personal contingencies and has no need for liquidity in this investment.

(h)           The Investor has the power and authority to enter into this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Central LP Interests, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Central LP Interests.  If the Investor is an individual, the Investor has all requisite legal capacity to acquire and hold the Interests and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for Central LP Interests.  Such execution, delivery and compliance by the Investor does not conflict with, represent a breach of, or constitute a default under, any instruments governing the Investor, any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor is bound.  This Subscription Agreement has been duly authorized and executed by the Investor and constitutes a valid and legally binding agreement of the Investor.

(i)            The representations and warranties made by the Investor in this Subscription Agreement, including the attached Investor Questionnaire, are true and correct in all respects, and all information that the Investor has heretofore furnished to the Partnership or any agent of the Partnership with respect to the Investor, including the information in the attached Investor Questionnaire, as updated by the Investor, is correct and complete as of the date of this Subscription Agreement.  If any such representations and warranties are no longer true and correct or if there should be any material change in any such information prior to or after its purchase of Central LP Interests, the Investor will immediately notify the General Partner and furnish it with revised or corrected information.

(j)            The representations, warranties, agreements, undertakings and acknowledgments made by the Investor in this Subscription Agreement are made with the intent that they be relied upon by the General Partner and the Partnership in determining the Investor's suitability as a purchaser of the Interests, and shall survive its purchase.  In addition, the Investor undertakes to notify the Partnership immediately of any change in any representation, warranty or other information relating to the Investor set forth herein.

(k)           The statements as to net worth and annual income or assets of the Investor and the other information provided in this Subscription Agreement are true, correct and complete in all material respects.

(l)            The investor maintains its domicile, and is not merely a transient or temporary resident, at the residence address shown in the Investor Questionnaire.

(m)           The Investor (if an entity) was not formed and is not being utilized primarily for the purpose of making an investment in the Partnership or the Interests.

4.	Indemnity.

The Investor understands that the information provided herein will be relied upon by the Partnership for the purpose of determining the eligibility of the Investor to purchase Central LP Interests.  The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase Central LP Interests.  To the fullest extent permitted by law, the Investor agrees to indemnify and hold harmless the Partnership, the General Partner, Carter R. Montgomery, Imad Anbouba, and their respective, officers, employees, directors, partners, agents, legal representatives and controlling persons ("Indemnitees"), from and against any loss, expense, judgment, settlement cost, fee and related expenses (including attorneys' fees and expenses) due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement or in any other document provided by the Investor to the Partnership in connection with the Investor's investment in Interests.  The Investor hereby agrees to indemnify the Indemnitees, and to hold them harmless against all liabilities, costs or expenses (including reasonable attorneys' fees) arising as a result of the sale or distribution of the Interests by the Investor in violation of the Securities Act or other applicable law or any misrepresentation or breach by the Investor with respect to the matters set forth herein.  In addition, the Investor agrees to indemnify the Indemnitees and to hold such persons and firms harmless from and against, any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which they may be put or that they may incur or sustain by reason of or in connection with any misrepresentation made by the Investor with respect to the matters about which representations and warranties are required by the terms of this Subscription Agreement, or any breach of any such warranties or any failure to fulfill any covenants or agreements set forth herein or included in and as defined in the Limited Partnership Agreement.  Notwithstanding any provision of this Subscription Agreement, the Investor does not waive any rights granted to it under applicable securities laws.

5.	Payment of Subscription.

The Investor shall pay its total subscription amount, as set forth on the signature page to this Subscription Agreement, by wire transfer or check substantially simultaneously with the delivery of this Subscription Agreement.  If the Investor's subscription is rejected in whole or in part, the amount rejected shall be promptly returned, without interest, by wire transfer to the account from which the transfer was initially made or by check if the subscription was paid by check, as the case may be. Wire information is provided on page (ii) hereof.

6.	General.

This Subscription Agreement shall be binding upon the Investor and the heirs, personal representatives, successors and assigns of the Investor.  The Investor agrees that neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder may be transferred or assigned without the consent of the General Partner, which may be granted or withheld in its sole discretion.  Notwithstanding the place where this Subscription Agreement may be executed by any of the parties, the parties expressly agree that all terms and provisions hereof shall be governed, construed and enforced solely under the laws of the State of Texas, without reference to any principles of conflicts of law.  This Agreement shall survive the admission of the Investor to the Partnership and shall, if the Investor consists of more than one person, be the joint and several obligations of all such persons.

7.	Counterparts.

This Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

8.	Amendments.

This Subscription Agreement may be amended from time to time in a written instrument signed by each of the parties hereto.

9.	Notices.

All notices shall be in writing and shall be deemed to have been given if delivered personally or if mailed by certified mail, postage prepaid, or by a nationally recognized overnight delivery service to the following respective addresses until a different address is specified in writing by a party to the other party:

To the Partnership:

Central Energy, LP
c/o Central Energy, LLC
8105 N. Central Expwy., Suite 1525
Dallas, Texas 75206
Contact:	Carter R. Montgomery or
Imad Anbouba
(214) 378-5800

To the General Partner:

Central Energy, LLC
8105 N. Central Expwy., Suite 1525
Dallas, Texas 75206
Contact:	Carter R. Montgomery or
Imad Anbouba
(214) 378-5800

To the Investor:

At the address set forth in the Investor Questionnaire.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this ___ day of                           , 2010.

CENTRAL ENERGY, LP		Investor:

By:	Central Energy, LLC
as General Partner
Signature of Investor or Authorized Signatory:
By:
Name: Carter R. Montgomery
Title: Managing Member
Title of Authorized Signatory:

By:		TIN or Social Security Number of Investor:
Name: Imad K. Anbouba
Title: Managing Member
Purchaser Representative (if any):

Name:

Address:

Capital Contribution:

$
Residence or Business Address of Investor:

Residence or Business Telephone Number:

Facsimile number:

E-mail address:

SET 1 OF 2

CENTRAL ENERGY, LP

LIMITED PARTNERSHIP AGREEMENT

LIMITED PARTNER SIGNATURE PAGE

By its signature below, the undersigned hereby agrees that effective as of the date of its admission to Central Energy, LP as a Limited Partner it shall (i) be bound by each and every term and provision of the Limited Partnership Agreement and (ii) become and be a party to said Limited Partnership Agreement.

(Type or Print Name)

(Signature)

(Representative capacity, if any)

Date

SET 1 OF 2

APPENDIX A
INVESTOR QUESTIONNAIRE

General Information

1)           Print Full Name of Investor:

2)           Investor Type (individual, IRA, corporation, partnership, trust, etc.):

3)           Jurisdiction of Residence or organization:

4)           Social Security Number or Tax I.D. No:

5)           The fiscal year-end of the Investor is

Authorized Signatories

Set forth below are the names of persons authorized by the Investor to give and receive instructions between the Partnership and the Investor, together with their respective signatures.  Such persons are the only persons so authorized until further written notice to the General Partner signed by one or more of such persons.

Name	Signatures

Accredited Investor and Qualified Client Status

The Investor represents and warrants that he or she is both an "accredited investor" within the meaning of Regulation D under the Securities Act and has initialed the applicable statements below pursuant to which the Investor so qualifies.

For Individuals

❑
The Investor certifies that it is an "accredited investor" because he/she has individual net worth, including assets held jointly with his/her spouse, in excess of $1,000,000 or he/she had income in excess of $200,000 in each of the two most recent years or joint income with his/her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

As used in the foregoing paragraph, "net worth" means the excess of total assets at fair market value over total liabilities.

Appendix A - 1

SET 1 OF 2

For Entities

❑	(1) The Investor has total assets in excess of $5,000,000 AND was not formed for the specific purpose of acquiring the securities offered.

❑	(2) The Investor is any of the following:

(a) a bank, or any savings and loan association or other institution acting in its individual or fiduciary capacity;

(b) a broker or dealer;

(c) an insurance company;

(d) an investment company or a business development company under the Investment Company Act;

(e) a private business development company under the Investment Advisers Act; or

(f) a Small Business Investment Company licensed by the U.S. Small Business Administration.

❑
(3)           The Investor is a trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person.

❑
(4)           The Investor is an entity as to which all the equity owners are accredited investors.  (If only this statement (4) has been initialed, please have each equity owner fill out and sign a copy of the Investor Questionnaire for Individuals or this Investor Questionnaire for Entities, as applicable.)

Appendix A - 2

SET 1 OF 2

APPENDIX B

SEE ATTACHED FORM W-9

Appendix B - 1